UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2015

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	02-23322	93-1034484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(877) 617-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Stock Options

On February 3, 2015, the Board of Directors of Cascade Bancorp (the “Company”) approved and granted an award of incentive stock options and nonqualified stock options to the following executive officers: (a) Mr. Terry E. Zink, President and Chief Executive Officer of the Company, (b) Mr. Charles “Chip” Reeves, Executive Vice President and Chief Banking Officer of the Company, (c) Mr. Gregory D. Newton, Executive Vice President and Chief Financial Officer of the Company, (d) Ms. Peggy L. Biss, Executive Vice President and Chief Administrative Officer of the Company, and (e) Mr. Daniel J. Lee, Executive Vice President and Chief Credit Officer of the Company.

The incentive stock options and nonqualified stock options were awarded at an exercise price of $4.79 per share (equal to the closing price of the Company’s common stock on February 3, 2015 as reported on the NASDAQ Capital Market) and were issued pursuant to the Company’s 2008 Performance Incentive Plan, as amended (the “2008 Plan”), and applicable Stock Option Grant Agreements with each executive.

Subject to the terms of the Stock Option Grant Agreements, the stock options will vest over time so long as at the time of vesting the executive has been continuously employed by the Company from the date of grant, as follows: fifty percent (50%) will vest on the third anniversary of the grant date, an additional twenty-five (25%) will vest on the fourth anniversary of the grant date and the remaining twenty-five percent (25%) will vest on the fifth anniversary of the grant date. The number of stock options awarded to each of the executives is as follows:

Executive	Incentive Stock Option	Nonqualified Stock Option
Terry E. Zink	20,876	1,479,124
Charles “Chip” Reeves	20,876	579,124
Gregory D. Newton	20,876	579,124
Peggy L. Biss	20,876	329,124
Daniel J. Lee	20,876	229,124

The foregoing summary description of the stock options granted pursuant to the 2008 Plan does not purport to be complete and is qualified in its entirety by reference to the forms of the Stock Option Grant Agreements, which are filed herewith as Exhibits 10.1 and 10.2 and which are incorporated herein by reference.

Amendments to Employment Agreements

On February 4, 2015, the Company and each of Mr. Terry Zink, Mr. Charles “Chip” Reeves, Mr. Greg Newton, Ms. Peggy Biss and Mr. Dan Lee entered into amendments (the “Amendments”) to their existing Employment Agreements dated October 29, 2013, November 1, 2013, October 29, 2013, October 29, 2013 and October 9, 2013, respectively.

In the case of Mr. Zink, Mr. Newton and Ms. Biss, the Amendments provide that, upon the applicable executive’s retirement from the Company, any unvested grants of restricted stock and stock options (collectively “Stock Grants”) awarded to the executive the 2008 Plan will continue to vest following retirement in accordance with the vesting schedules set forth in the respective restricted stock award agreements and stock option grant agreements. However, this term does not apply to the incentive stock options and nonqualified stock options granted to such executives on February 4, 2015, and described above.

In the case of each of the executives, the Amendments provide that the payment due to the applicable executive upon a “change in control” (as defined in such executive’s Employment Agreement) shall be equal to (i) 2.99 times the executive’s base salary, plus (ii) an amount equal to 2.99 times the annual cash incentive at “target” in effect for the year in which the change in control occurs (the “Change in Control Payment”).  The Amendments also limit the amount of any Change in Control Payment if the payment of the Change in Control Payment is determined to be subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended.

The foregoing summary description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments, which are filed herewith as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7 and which are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)          Exhibits

10.1	Form of Stock Option Grant Agreement (Incentive Stock Options)

10.2	Form of Stock Option Grant Agreement (Nonqualified Stock Options)

10.3	First Amendment to Employment Agreement, effective February 4, 2015, between Cascade and Terry Zink

10.4	First Amendment to Employment Agreement, effective February 4, 2015, between Cascade and Charles “Chip” Reeves

10.5	First Amendment to Employment Agreement, effective February 4, 2015, between Cascade and Greg Newton

10.6	First Amendment to Employment Agreement, effective February 4, 2015, between Cascade and Peggy Biss

10.7	First Amendment to Employment Agreement, effective February 4, 2015, between Cascade and Dan Lee

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASCADE BANCORP

By:    /s/ Gregory D. Newton
Gregory D. Newton
EVP/Chief Financial Officer

Date:    February 4, 2015

EXHIBIT INDEX
Exhibit No.     Description

10.1	Form of Stock Option Grant Agreement (Incentive Stock Options)

10.2	Form of Stock Option Grant Agreement (Nonqualified Stock Options)

10.3	First Amendment to Employment Agreement, effective February 4, 2015, between Cascade and Terry Zink

10.4	First Amendment to Employment Agreement, effective February 4, 2015, between Cascade and Charles “Chip” Reeves

10.5	First Amendment to Employment Agreement, effective February 4, 2015, between Cascade and Greg Newton

10.6	First Amendment to Employment Agreement, effective February 4, 2015, between Cascade and Peggy Biss

10.7	First Amendment to Employment Agreement, effective February 4, 2015, between Cascade and Dan Lee